UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 21, 2017

ECO BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11568 Sorrento Valley Road #13

San Diego, California 92121

(Address of principal executive offices)

Phone: (858) 780-4747

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Our subsidiary, Wood Protection Technologies, Inc. (“WPT”), has entered into an exclusive licensing and distribution agreement with one of the industry’s largest wood fencing manufacturers. WPT has granted the rights to its proprietary fencing formulation, D-Fence™ that protects wood fencing from termites, mold, fungal decay and fire. Chemical shipments from our San Diego facilities are anticipated to commence in early April and our licensee’s production of fencing to commence shortly thereafter. We anticipate that fencing protected by WPT’s proprietary fencing formulation, D-Fence™, will become available from inventory at various “big box” home centers in May and widely available in many U.S. markets by year end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: March 22, 2017	By:	/s/ Tom Comery
Tom Comery
President & CEO